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Cohen & Steers Closed-End Opportunity Fund, Inc.

Cohen & Steers Infrastructure Fund, Inc.

Cohen & Steers Limited Duration Preferred and Income Fund, Inc.

Cohen & Steers MLP Income and Energy Opportunity Fund, Inc.

Cohen & Steers Quality Income Realty Fund, Inc.

Cohen & Steers REIT and Preferred and Income Fund, Inc.

Cohen & Steers Select Preferred and Income Fund, Inc.

Cohen & Steers Total Return Realty Fund, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Cohen & Steers, Inc.280 Park AvenueNew York, NY 10017-1216212 832 3232

Contact:

Paul Zettl

Senior Vice President

Head of Global Marketing

212 446 9189

Cohen & Steers Closed-End Funds to Postpone and Hold
Joint Annual Meeting of Stockholders Virtually

NEW YORK, April 21, 2020—The Boards of Directors (the "Boards") of the following funds (the “Funds”) announced today that the Joint Annual Meeting of Stockholders of the Funds (the “Meeting”) has been postponed from April 23, 2020 at 11:00 a.m. EDT, to May 14, 2020 at 12:00 p.m. EDT:

·	Cohen & Steers Closed-End Opportunity Fund, Inc. (FOF)
·	Cohen & Steers Infrastructure Fund, Inc. (UTF)
·	Cohen & Steers Quality Income Realty Fund, Inc. (RQI)
·	Cohen & Steers REIT and Preferred and Income Fund, Inc. (RNP)
·	Cohen & Steers Select Preferred and Income Fund, Inc. (PSF)
·	Cohen & Steers Total Return Realty Fund, Inc. (RFI)
·	Cohen & Steers Limited Duration Preferred and Income Fund, Inc. (LDP)
·	Cohen & Steers MLP Income and Energy Opportunity Fund, Inc. (MIE)

Due to the public health impact of COVID-19 and to support the health and well-being of the Funds’ stockholders, the Boards have also announced that the Meeting will now be held virtually by Internet webcast rather than in person. Stockholders will only be able to attend the Meeting by means of remote communication. The record date remains unchanged and is fixed as the close of business on March 2, 2020. Record date stockholders may participate in, submit questions during and vote at the Meeting by visiting the following website and following the registration and participation instructions contained therein: https://viewproxy.com/CohenSteers/broadridgevsm. Please have the control number located on your proxy card or voting information form available.

Beneficial owners holding their shares in the name of a brokerage firm, bank, nominee or other institution (“street name”) who wish to attend and/or vote at the Meeting should complete the registration process at least three days in advance of the event to ensure that all documentation and verifications are in order. Beneficial owners holding shares in street name must provide a legal proxy from their brokerage firm, bank, nominee or other institution in order to attend and vote at the Meeting.

The matters to be presented at the Meeting are unchanged from the combined proxy statement dated March 5, 2020:

1.

To consider and vote upon the election of two Directors of each Fund, to hold office for a term ending at the 2023 annual meeting of stockholders and until their successors are duly elected and qualify; and

2.	To transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.

The combined proxy statement contains important information regarding the matters to be presented at the Meeting and stockholders of the Funds are strongly encouraged to consider. Please read the materials carefully. Copies of the combined proxy statement and other documents filed with the Securities and Exchange Commission (“SEC”) are available on the SEC's web site at www.sec.gov. In addition, free copies of the joint proxy statement and other documents filed with the SEC can be obtained by visiting the Fund’s website at www.cohenandsteers.com or by calling 800 330 7348.

Stockholders are strongly encouraged to vote. Stockholders of record as of the close of business on March 2, 2020 may vote by visiting proxyvote.com, calling toll-free 800-690-6903, returning their proxy cards or virtually attending the Meeting. If you are a stockholder that has already voted and do not wish to change your vote, no further action is necessary.

SOURCE: Cohen & Steers, Inc.

CONTACT: Paul Zettl, Senior Vice President

Head of Global Marketing

212 446 9189

Website: https://www.cohenandsteers.com/

Symbol: (NYSE) FOF, UTF, RQI, RNP, PSF, RFI, LDP, MIE, CNS

About Cohen & Steers. Cohen & Steers is a global investment manager specializing in liquid real assets, including real estate securities, listed infrastructure and natural resource equities, as well as preferred securities and other income solutions. Founded in 1986, the firm is headquartered in New York City, with offices in London, Hong Kong and Tokyo.

Additional Information about the Funds

This press release is for informational purposes only and is not intended to, and does not, constitute an offer to purchase or sell shares of the Funds.

Forward-Looking Statements

This press release and other statements that Cohen & Steers may make may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the company’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative versions of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties.

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